UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2023

AVALO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37590	45-0705648
(Commission File Number)	(IRS Employer Identification No.)
540 Gaither Road, Suite 400, Rockville, Maryland 20850
(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AVTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2023, Avalo Therapeutics, Inc. (the “Company”) and the institutional investor parties (the “Holders”) to the Venture Loan and Security Agreement issued on June 4, 2021 (as amended, from time to time, the “Note”) entered into a Payoff Letter (the “Payoff Letter”), pursuant to which the Company repaid all outstanding principal inclusive of the final payment fee and interest on the Note in the aggregate amount of $14,251,320. As a result of the payment, all obligations of the parties under the Note and Note Amendment (defined below) are deemed satisfied. Additionally, the security interest in the Company’s assets under the Note and the Note Amendment was extinguished and the Cash Deposit (defined below) requirement was negated.

As previously disclosed, as of July 20, 2023, the Holders asserted that a default and event of default had occurred due to a material adverse change in the Company’s business (the “Existing Default”). Also as previously disclosed, in connection with the Existing Default, the Company entered into three forbearance agreements (individually, a “Forbearance Agreement,” and collectively, the “Forbearance Agreements”) with the Holders, pursuant to which the Holders agreed to forbear from enforcing their full remedies related to the Existing Default until October 15, 2023. As part of the Forbearance Agreements, the Company agreed to maintain cash on deposit (the “Cash Deposit”) in deposit accounts subject to an Account Control Agreement (as defined in the Note) in favor of the Collateral Agent (as defined in the first Forbearance Agreement) in an amount not less than the sum of $3,000,000, and the Company agreed to amend the Note to grant to the Holders a security interest in the Company’s owned patents and trademarks (the “Note Amendment”).

The foregoing description of the Payoff Letter does not purport to be complete and is subject to, and qualified by, the full text of such document, a copy of which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01. Other Events.

On September 26, 2023, the Company issued a press release announcing the Payoff Letter described above in Item 1.01. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Based upon preliminary estimates and information available to the Company, after payoff of the Note as reported in Item 1.01 of this report, the Company had approximately $3.7 million in cash and cash equivalents as of September 25, 2023. This estimate of the Company’s cash and cash equivalents as of September 25, 2023 is preliminary, unaudited and is subject to change upon completion of the Company’s financial statement closing procedures and the audit of the Company’s consolidated financial statements.

As previously reported, on May 4, 2023 and as amended on August 7, 2023, the Company entered into a Sales Agreement (as amended, the “Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”), as sales agent, pursuant to which the Company may offer and sell, from time to time through Oppenheimer, shares of the Company’s common stock having an aggregate offering price of $50,000,000 (the “Offering”). The Company previously reported that, pursuant to the Agreement, from May 4, 2023 through September 8, 2023, the Company had raised approximately $12.9 million in net proceeds through the sale of 50,837,984 shares of common stock. From September 11, 2023 through September 21, 2023, the Company has raised approximately $12.9 million in net proceeds through the sale of 84,220,464 shares of common stock. As of September 25, 2023, the Company had 147,091,027 shares outstanding, which reflects share activity through September 21, 2023, including share issuances pursuant to the Agreement. Subsequent to September 21, 2023, the Company sold a total of 20,000,000 shares pursuant to the Agreement for net proceeds of approximately $2.6 million. Settlement for these sales will occur on the second trading day following the date on which the sales were made and are not included in the shares outstanding and cash and cash equivalents number reported above.

As previously reported on Form 8-K filed on August 8, 2023, on August 8, 2023, Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) and that for the last 30 consecutive business days, the Company’s minimum Market Value of Listed Securities (“MVLS”) was below the minimum of $35 million required for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). Therefore, in accordance with Listing Rules 5810(c)(3)(A) and 5810(c)(3)(C), the Company was provided 180 calendar days, or until February 5, 2024, to regain compliance with both the Bid Price Rule and the MVLS Rule.

Also as previously reported on Form 8-K filed on September 13, 2023, on September 12, 2023, the Company received notice from Nasdaq that Nasdaq had determined that as of September 11, 2023, the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days triggering application of Listing Rule 5810(c)(3)(A)(iii) which states in part: if during any compliance period specified in Rule 5810(c)(3)(A), a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Listing Qualifications Department shall issue a Staff Delisting Determination under Rule 5810 with respect to that security. As a result, the Staff determined to delist the Company’s securities from Nasdaq, unless the Company timely requests an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Company timely requested an appeal of the Staff’s determination to the Panel and the Panel will hear the Company’s appeal in accordance with Nasdaq procedures.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description

10.1
Payoff Letter, dated as of September 22, 2023, between Avalo Therapeutics, Inc. and Horizon Credit II LLC, Horizon Funding Trust 2019-1, Horizon Funding I, LLC, Powerscourt Investments XXV Trust and Horizon Technology Finance Corporation.

99.1	Press Release, Dated September 26, 2023.

104	The cover pages of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: September 26, 2023	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer

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